UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2016

Proteostasis Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-37695	20-8436652
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Technology Square, 4th Floor Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 225-0096

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 16, 2016, Proteostasis Therapeutics, Inc. (the “Company”) entered into employment agreements with each of its President and Chief Executive Officer and its Executive Vice President, Chief Medical Officer. The descriptions of the employment agreements described in Item 5.02 below are each incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Election of Principal Accounting Officer

On March 15, 2016, the Board accepted the resignation of Romeo Mirzac from his position as Principal Accounting Officer, effective as of March 18, 2016. On March 15, 2016, the Board elected Lance Thibault, the Company’s Chief Financial Officer and Principal Financial Officer, as the Company’s Principal Accounting Officer effective as of the effective date of Mr. Mirzac’s resignation.

Mr. Thibault, age 49, has been serving as our interim Chief Financial Officer, in a consulting capacity through Danforth Advisors, LLC, since April 2015 and Principal Financial Officer since May 2015. He has been an independent advisor since 2010. He currently provides operational, financial and strategic advisory services to a number of other private pharmaceutical companies in Greater Boston. Previously, Mr. Thibault served as finance director for Paratek Pharmaceuticals, Inc. (NASDAQ: PRTK), Chief Financial Officer and Treasurer of deCODE genetics, Inc. (NASDAQ: DCGN) and held a number of positions at PricewaterhouseCoopers LLP. He received a B.S. in Accountancy from Bentley University.

Officer Employment Agreements

On March 15, 2016, the Company entered into employment agreements (each an “Employment Agreement” and collectively, the “Agreements”) with each of Meenu Chhabra, its Chief Executive Officer and Director, and Po-Shun Lee, M.D., its Executive Vice President, Chief Medical Officer (each an “Executive” and collectively, the “Executives”).

The Agreements provide for an annual base salary (the “Base Salary”), subject to annual review and increase as determined by the Board (Ms. Chhabra, $450,000 and Dr. Lee, $340,000). In addition, each Executive is considered for a bonus from time to time, in an amount of up to a percentage of the Executive’s then-current base salary (the “Bonus Percentage”), and is also eligible to participate in the Company’s 401(k) plan and receive annual equity grants as determined by the Board (Ms. Chhabra, 50% Bonus Percentage and Dr. Lee, 35% Bonus Percentage).

Pursuant to the Agreements, each Executive’s employment is at-will. In the event that the Executive’s employment is terminated for any reason, the Executive will be entitled to any earned but unpaid salary and bonus, if any, unpaid expense reimbursements, accrued but unused vacation, and any vested benefits the Executive may have under any employee benefit plan of the Company through the date of termination (the “Accrued Benefit”). In the event that the Executive’s employment is terminated by the Company for Cause or because the Executive is Disabled, if the Executive terminates his or her employment without Good Reason or if the Executive’s employment ends because of his or her death, the Executive will be entitled to receive the Accrued Benefit through the date of Termination and, except for the payment of the Accrued Benefit, the Executive’s compensation, benefits, and stock option vesting shall cease as of the date of termination.

In the event that the Executive’s employment is terminated by the Executive for Good Reason or by the Company without Cause (as such terms are defined below), the Executive will be entitled to receive (i) the Accrued Benefit, (ii) continued payment of the Executive’s Base Salary for a period (the “Severance Period”) following such termination (Ms. Chhabra, 12 months and Dr. Lee, nine months), (iii) acceleration of vesting of all equity awards that would have vested during the Severance Period, and (iv) continuation of health benefits during the Severance Period, in the case of each of (ii), (iii), and (iv), subject to the execution of a separation agreement and release (the “Separation Agreement and Release”).

In the event, within 12 months after a Change in Control, the Executive’s employment is terminated by the Company without Cause or by the Executive for Good Reason, then, in addition to the Accrued Benefit, the

Executive will be entitled to the following payments, benefits and other terms, subject to the Separation Agreement and Release: (i) continued payment of the Executive’s Base Salary for a period (the “CIC Severance Period”) following such termination (Ms. Chhabra, 18 months; and Dr. Lee, 12 months), (ii) acceleration of vesting of all equity awards that would have vested based only on the passage of time, and (iii) continuation of health benefits during the CIC Severance Period.

The Agreements terminate and supersede any prior severance and change of control agreements between the Company and the Executive.

The Agreements define “Cause” as a termination of employment as a result of the Executive’s: (i) material non-performance of his or her duties (other than by reason of physical or mental illness, incapacity or disability); (ii) commission of any act of material and willful misconduct, fraud or dishonesty, provided that this shall not include the occasional, customary and de minimis use of Company property for personal purposes); (iii) gross negligence in the performance of his or her duties under the Agreement with respect to any material matter; (iv) actions or omissions that satisfy the elements of (A) any felony or (B) a misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (v) material breach of any of his or her obligations under his or her Employment Agreement; (vi) material breach of any of his or her obligations under the Employee Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement; (vii) a material violation of any of the Company’s written employment policies related to conduct or ethics; or (viii) failure to cooperate with internal, regulatory or law enforcement investigations after demand by the Board, or the destruction or failure to preserve documents in connection with such investigations.

The Agreements define Good Reason as the Executive’s compliance with certain procedures specified in the Agreements, including notice and a cure period, after the occurrence of any of the following events: (i) a material diminution in the Executive’s duties or responsibilities; (ii) a reduction in the Base Salary; (iii) the relocation of the Company’s office under certain circumstances; (iv) a requirement that the Executive regularly report to anyone other than the Chief Executive Officer (in the case of Dr. Lee) or the Board or the board of directors of a successor or acquirer (in the case of Ms. Chhabra); or (v) a material breach of his or her Employment Agreement by the Company.

The summary above is qualified in its entirety by reference to the terms of Employment Agreements filed herewith as Exhibits 10.1 and 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement for Meenu Chhabra, dated as of March 11, 2016 (effective as of March 15, 2016).

10.2	Employment Agreement for Po-Shun Lee, dated as of March 11, 2016 (effective as of March 15, 2016).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2016	Proteostasis Therapeutics, Inc.

	By:	/s/ Meenu Chhabra
Meenu Chhabra
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement for Meenu Chhabra, dated as of March 11, 2016 (effective as of March 15, 2016).

10.2	Employment Agreement for Po-Shun Lee, dated as of March 11, 2016 (effective as of March 15, 2016).